Exhibit 10.3

THIS NON-NEGOTIABLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT, BY ITS TERMS, BE TRANSFERRED OR SOLD.

NON-NEGOTIABLE PROMISSORY NOTE

$250,000.00	April , 2007

FOR VALUE RECEIVED, the undersigned, Power of the Dream Ventures, Inc. f/k/a “Tia V, Inc.”, a Delaware corporation (“Maker”), hereby promises to pay to Mary Passalaqua (“Payee”), on April , 2008, except as otherwise set forth herein (the “Maturity Date”), the aggregate principal amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS (U.S. $250,000.00), such amount, together with the amount of any interest that has accrued and been added thereto in accordance with the terms of this Non-Negotiable Promissory Note (the “Note”), being referred to herein as the “Principal Amount.” The entire outstanding Principal Amount and all accrued but unpaid interest represented by this Note to date shall be repaid in full by Maker on the Maturity Date, unless this Note is earlier prepaid in accordance with the terms hereof.

1.
Interest. Interest on the outstanding Principal Amount shall accrue daily at the rate of <>% per annum, which rate of interest was equal to the prime rate, as reported by the Wall Street Journal's bank survey on April , 2007, from the date on which the Principal Amount has first been loaned to Maker, through and including the date on which such Principal Amount is paid in full. All computations of interest payable under this Note shall be made on the basis of the actual number of days elapsed divided by 360. Notwithstanding the provisions of this Note, if the rate of interest payable hereunder is limited by law, the rate payable hereunder shall be the lesser of: (a) the rate set forth in this Note and (b) the maximum rate permitted by law. If, however, interest is accrued or paid hereunder in excess of the maximum rate of interest permitted by law, any interest so accrued or paid which exceeds such maximum rate shall automatically be considered a payment of principal and shall automatically be applied in reduction of principal due on this Note to the extent of such excess.

2.
Payment. All payments of interest and principal hereunder shall be made in lawful money of the United States of America by wire transfer to such account as Payee may designate by ten (10) days advance written notice to Maker or, if no such account has been designated, at the business address of Payee. All payments hereunder shall be applied first to any unpaid accrued interest, second to payment of all, if any, other amounts except principal due under or in respect of this Note, and third to repayment of the unpaid Principal Amount.

3.
Non-Negotiable. This Note is non-negotiable and may not be sold, assigned, pledged, hypothecated, or transferred in any manner, in whole or in part, nor shall any interest herein be granted to any third party.

4.
Prepayment. Maker shall have no right to prepay, redeem or otherwise acquire this Note prior to the Maturity Date, other than with Payee’s prior written consent. Notwithstanding the foregoing, Maker shall be obligated to prepay the Principal Amount of this Note upon the closing of any financing, whether debt or equity (or a combination thereof) resulting in gross proceeds of no less than $3,000,000.

5.
Waiver of Presentment, Etc. Maker hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note.

6.	Amendment. This Note may not be amended or modified except in a writing signed by both parties.

7.
Waiver. Except as expressly provided herein, no waiver of any provision of this Note shall be binding unless executed in writing by the party making the waiver. The failure of Payee to exercise any of its rights, remedies, powers or privileges hereunder in any instance will not constitute a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. No waiver of any provision of this Note shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

8.
Collection Costs. Maker will pay on demand all costs of collection, including all court costs and reasonable attorneys’ fees, paid or incurred by Payee in enforcing this Note after an Event of Default has occurred.

9.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Maker hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Maker hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.	Entire Agreement. This Note embodies the entire agreement of the parties hereto with respect to the subject matter of this Note and supersedes all prior agreements with respect to its subject matter.

11.
Severability. If one or more of the provisions of this Note should for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, Maker has duly executed and delivered this Non-Negotiable Promissory Note as of the date first written above.

MAKER:

POWER OF THE DREAM VENTURES, INC.
f/k/a “TIA V, INC.”

By	/s/ Victor Rozsnyay
	Name:	Victor Rozsnyay
	Title:	President & CEO